UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2015, we entered into a Cooperation Agreement with Oasis Management Company Ltd. (“Oasis") and, solely for purposes of Section 8(b) thereunder, Alexander Azim Shoghi (the "Cooperation Agreement"), which provides, among other things, that we will nominate Mr. Shoghi, an employee of entities associated with Oasis, for election to our Board of Directors at our 2015 Annual Meeting, recommend that our stockholders vote to elect Mr. Shoghi at our 2015 Annual Meeting and use our reasonable best efforts (including the solicitation of proxies) to obtain the election of Mr. Shoghi at our 2015 Annual Meeting. Under the terms of the Cooperation Agreement, Oasis agreed to vote in favor of management’s slate of nominees at such meeting. We also agreed not to increase the size of our Board of Directors above seven directors until our 2016 Annual Meeting. In addition, Oasis and Mr. Shoghi agreed that, if elected as a director, Mr. Shoghi will submit his resignation in the event that, during the Cooperation Period (as defined in the Cooperation Agreement), Oasis’ beneficial ownership of shares of our common stock decreases below 1,251,606 shares (representing 5% of the 25,032,131 shares of our common stock outstanding as of the date of the Cooperation Agreement (taking into account the 2,339,885 shares issuable upon conversion of our convertible senior notes beneficially owned by Oasis as of the date of the Cooperation Agreement)) or if Oasis engages in any short sales of our shares. Oasis also agreed to abide by certain customary standstill restrictions during the Cooperation Period. The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated by reference in this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Cooperation Agreement dated as of September 25, 2015 between Registrant, Oasis Management Company Ltd. and, solely for the purposes of Section 8(b) therein, Alexander Azim Shoghi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: September 29, 2015	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO

EXHIBIT INDEX

Exhibit	Description

10.1	Cooperation Agreement dated as of September 25, 2015 between Registrant, Oasis Management Company Ltd. and, solely for the purposes of Section 8(b) therein, Alexander Azim Shoghi.